UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2006
TEKELEC
(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(i)

Item 1.01 Entry into a Material Definitive Agreement
     Employment Separation Agreement with Lori Craven
          On June 22, 2006, Tekelec (the “Company”) and Lori Craven, Executive Vice President, Global Sales and Marketing of the Company, entered into an Employment Separation Agreement (the “Agreement”) under the Company’s Officer Severance Plan, as amended (the “Severance Plan”), in connection with Ms. Craven’s resignation as an executive officer and employee of the Company, effective June 30, 2006 (the “Termination Date”).
          Pursuant to the Agreement, the Company has agreed to pay to Ms. Craven a severance allowance equal to $648,000 plus the aggregate amount of any bonus payments for services rendered during the first six months of 2006, the amount of which is not yet determinable. Under the terms of the Agreement, 50% of the severance allowance will be paid in January 2007, and the remaining 50% will be paid in six equal monthly installments commencing in February 2007. The Company will also continue, at its expense and for a period of 18 months after the Termination Date, health benefits coverage for Ms. Craven and her family members.
          In exchange for the benefits under the Agreement, Ms. Craven has agreed to certain covenants prohibiting (i) competition and solicitation of customers and employees during the period from the Termination Date until July 3, 2007 and (ii) non-disparagement during the two-year period following the Termination Date. Ms. Craven has also agreed to provide the Company with customary releases and acknowledgements.
          By law, Ms. Craven has the right to revoke the Agreement within seven days after signing the Agreement, and the Agreement does not become binding until that time has elapsed.
          The Severance Plan under which Ms. Craven’s severance benefits are paid is described under the heading “Employment Agreements and Termination of Employment and Change-in-Control Arrangements” in Item 11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”), as filed with the Securities and Exchange Commission (the “Commission”). The Severance Plan is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987, and amendments to the Severance Plan are filed as exhibits to the Company’s Annual Reports on Form 10-K for the years ended December 31, 1998 and December 31, 1999.
          The foregoing description of the Agreement is qualified in its entirety by reference to the Employment Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     Amended and Restated Tekelec 2005 Employee Stock Purchase Plan
          The Tekelec 2005 Employee Stock Purchase Plan (the “Original Plan”) was adopted and approved by the Board of Directors of the Company in April 2005 and by the Company’s shareholders in May 2005. On June 26, 2006, the Company’s Board of Directors amended and restated the Tekelec 2005 Employee Stock Purchase Plan (as so amended and restated, the

“Amended and Restated Plan”). The Amended and Restated Plan, like the Original Plan, is designed to provide the Company’s employees with an opportunity to purchase, on a periodic basis and at a discount, shares of the Company’s Common Stock through payroll deductions.
          The Original Plan was implemented in a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. The Original Plan provided for the 24-month offering periods to begin on the first trading day on or after August 1 and February 1 of each year. The Amended and Restated Plan eliminates the 24-month offering periods and instead provides for consecutive six-month offering periods commencing on the first trading day on or after August 1 and February 1 of each year, with the first such period commencing on August 1, 2006. The Amended and Restated Plan also provides for the offering period that commenced on February 1, 2006 to terminate on July 31, 2006.
          During each six-month offering period under the Amended and Restated Plan, participants accumulate payroll deductions which on the last trading day of the offering period are applied toward the purchase of shares of the Company’s Common Stock at a purchase price equal to 85% of the lower of (i) the fair market value of a share of the Company’s Common Stock as of the first trading day of the six-month offering period and (ii) the fair market value of a share of Common Stock on the last trading day of the six-month purchase period.
          The Original Plan provided that participants could not sell or otherwise dispose of the shares of the Company’s Common Stock purchased thereunder for a period of 90 days following the purchase date. The Amended and Restated Plan reduces the 90-day holding period to 30 days.
          The Original Plan provided that if the fair market value of the Company’s Common Stock on the last trading day of a six-month purchase period within a 24-month offering period was lower than the fair market value of the Company’s Common Stock on the first trading day of the 24-month offering period, then all participants in the 24-month offering period would automatically be withdrawn from the offering period and re-enrolled in the immediately following 24-month offering period. Because the Amended and Restated Plan reduces offering periods from 24 to six months, the automatic re-enrollment feature has been eliminated.
          The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 2.05 Costs Associated with Exit or Disposal Activities
          On June 21, 2006, Tekelec committed to a restructuring plan as part of its ongoing efforts to align its cost structure with its business opportunities in certain business units and operating groups. The restructuring plan involves the termination prior to July 1, 2006 of approximately 60 employees across the Company’s business units, customer service organization and operations group. The majority of the terminated employees worked directly for or in support of the Company’s Switching Solutions Group in Plano, Texas.

          The Company estimates that it will record pre-tax restructuring changes in the quarter ending June 30, 2006 of approximately $3.4 million related to employee severance arrangements entered into in connection with the restructuring plan. All of such severance payments are expected to be paid within a one-year period commencing in the third quarter of 2006. As a result of the restructuring plan, the Company currently estimates that it will reduce ongoing operating costs annually by approximately $8.0 million to $8.5 million.
Item 8.01 Other Events
     Filing of Amendments on Form 10-Q/A to 2005 Quarterly Reports on Form 10-Q
          The Company filed with the Commission on June 26, 2006 an Amendment No. 1 on Form 10-Q/A to each of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (collectively, the “Forms 10-Q/A”). The Forms 10-Q/A were filed as part of and to complete the restatement of the Company’s previously issued financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. The Company previously filed with the Commission on May 30, 2006 its 2005 Form 10-K, which included restated consolidated financial statements for the years ended December 31, 2004 and 2003 and restated unaudited quarterly financial information for each of the quarters in the nine months ended September 30, 2005 and in the year ended December 31, 2004.
     Quarterly Report on Form 10-Q for Quarter Ended March 31, 2006
          The Company is continuing to work expeditiously to file with the Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “First Quarter 2006 Form 10-K”) and currently anticipates making the filing with the Commission on July 12, 2006. The anticipated filing date constitutes the Company’s best estimate as of the date of this filing as to when it will be able to file the First Quarter 2006 Form 10-Q with the Commission.
FORWARD-LOOKING STATEMENTS
          Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s 2005 Form 10-K and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2005 Form 10-K and other Commission filings, include, among others, the impact on future operating results of changes in revenue recognition described in the 2005 Form 10-K and in prior reports filed with the Commission; the Company’s failure to achieve the anticipated operating cost savings from the June 2006 restructuring plan; uncertainties as to the effects of the restructuring plan; the need for additional restructuring activities; the Company’s failure to timely file with the Commission its First Quarter 2006 Form 10-Q and the resulting default by the Company with respect to its outstanding 2.25% Senior Subordinated Convertible Notes due 2008; and the Company’s failure to comply with the Nasdaq’s listing requirements as a result of the Company’s failure to timely file with the Commission its First Quarter 2006 Form 10-Q. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Separation Agreement dated as of June 22, 2006 between the Registrant and Lori Craven

10.2	Amended and Restated Tekelec 2005 Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: June 26, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement dated as of June 22, 2006 between the Registrant and Lori Craven

10.2	Amended and Restated Tekelec 2005 Employee Stock Purchase Plan

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